Exhibit 10.3

UNITRIN, INC.

1997 STOCK OPTION PLAN

Amended and Restated

1. PURPOSE

The purpose of the Unitrin, Inc. 1997 Stock Option Plan is to secure for Unitrin, Inc. and its shareholders the benefits arising from stock ownership by selected executive and other key employees of Unitrin, Inc. or its subsidiaries or affiliates and such other persons as the Committee (as defined hereafter) may from time to time determine.

2. DEFINITIONS

As used herein, the following words or terms have the meanings set forth below:

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Committee” means the Stock Option Committee of the Board or any successor committee. The Committee shall be composed of two or more persons who qualify both as “outside directors” under Section 162(m) of the Code and related regulations and “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, or any successor provisions.

“Company” means Unitrin, Inc., a Delaware corporation.

“Constructive or Actual Delivery” means either: (i) presentation to the Company of a recent brokerage account statement or other written evidence satisfactory to the Committee evidencing beneficial ownership by the Participant of shares of Stock other than shares held in 401(k), pension, IRA or similar accounts, or (ii) physical delivery of certificates evidencing shares of Stock, properly indorsed for transfer to the Company or with an appropriately executed stock power.

“Disability” means a physical or mental disability of such a nature that it would qualify a Participant for benefits under the long-term disability insurance plan of Unitrin, Inc., or one of its subsidiaries or affiliates.

“Exercise Price” means the price at which the Stock underlying an Option granted under this Plan may be purchased upon exercise of the Option.

“Fair Market Value,” as used to refer to the price of a share of Stock on a particular day, means the closing price for the Common Stock for that day as subsequently reported in The Wall Street Journal, or if no prices are quoted for that day, the last preceding day on which such prices of Stock are so quoted (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the fair market value.)

“ISO” means an Option that satisfies the requirements of Section 422(b) of the Code and any regulations promulgated thereunder from time to time, or any successor provisions thereto.

“Mature Shares” means shares of Stock that satisfy the following requirements:

(i) have been owned by a Participant free of any encumbrances, vesting requirements or similar restrictions for at least six (6) months; and

(ii) have not been exchanged or surrendered by Constructive or Actual Delivery in full or partial payment of the Exercise Price and/or the related tax withholding obligations arising out of an Option exercise within the previous six months.

The Committee may from time to time increase or decrease the six-month holding periods specified in (i) and (ii) above in order to satisfy applicable legal or accounting requirements or to secure advantageous treatment for the Company or the Participants under any provision of law or any accounting rule, pronouncement or interpretation by the Financial Accounting Standards Board or its successor. The Committee may eliminate the holding periods in (i) and (ii) above in the event that there are no legal or accounting requirements that they be imposed or if there is no longer any advantage to the Company or the Participants that they be imposed and such elimination is otherwise consistent with applicable legal and accounting requirements. The Company may also reinstate holding periods in order to satisfy applicable legal or accounting requirements or to secure advantageous treatment for the Company or the Participants of the type contemplated above.

“Non-Qualified Option” means an Option that does not satisfy the requirements for an ISO.

“Option” means an option, including a Non-Qualified Option, an ISO and a Restorative Option, granted to a Participant under this Plan to purchase a designated number of shares of Stock.

“Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of a particular Option.

“Participant” means an individual selected by the Committee to receive an Option under the Plan.

“Representative” means an executor, administrator, guardian, trustee or other representative of a Participant who has legal authority to exercise such Participant’s Options or Stock Appreciation Rights on behalf of such Participant or such Participant’s estate.

“Restorative Option” means an Option granted to a Participant under Section 8 of the Plan.

“Retirement” means the termination of employment with the Company and/or its subsidiaries or affiliates by a Participant after attaining age 55, where such Participant does not continue to render services as a consultant, advisor or director to the Company or any such subsidiaries or affiliates.

“Stock” means the Common Stock of the Company.

“Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 9 of the Plan.

“Substantial Cause” means (a) the commission of a criminal act against, or in derogation of, the interests of the Company or its subsidiaries or affiliates; (b) knowingly divulging confidential information about the Company or its subsidiaries or affiliates to a competitor or to the public or using such information for personal gain; or (c) the performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company or its subsidiaries or affiliates to constitute substantial cause for the termination of services by a Participant as an employee, director, consultant or advisor. Nothing in this Plan shall be construed to imply that a Participant’s employment may only be terminated for Substantial Cause.

3. THE COMMITTEE

a) Administration. The Plan shall be administered by the Committee, which shall have authority: (i) to construe and interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan, (ii) to make all determinations as to eligibility pursuant to Section 5 of the Plan, (iii) to grant Options and Stock Appreciation Rights as more fully described in Section 3(b) below, (iv) to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the Plan, and (v) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their Representatives, successors in interest and beneficiaries. Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

b) Granting Authority. Subject to the provisions of the Plan, the authority and discretion to determine the Participants to whom and the time or times at which Options shall be granted, whether an Option will be an ISO or a Non-Qualified Option, whether to couple a Stock Appreciation Right with an Option and the terms of such Right, the number of shares of Stock to be subject to each Option, the Exercise Price, the number of installments, if any, in which each Option may vest, and the expiration date of each Option shall reside with the following persons:

(i) the Committee; and

(ii) if authorized by a resolution adopted by the Board, one or more executive officers of the Company may be delegated such authority and discretion, provided that no such officer may grant Options or Rights to himself or herself or to any officer of the Company who is subject to the reporting and short-swing liability provisions of Section 16 of the Securities Exchange Act of 1934.

4. SHARES SUBJECT TO PLAN

Subject to adjustment as provided in Section 14 hereof, the maximum number of shares of Stock which may be issued pursuant to the exercise of Options and Stock Appreciation Rights granted under the Plan shall not exceed four million (4,000,000) shares in total. The maximum number of shares that may be granted to an individual Participant under the Plan shall be one-third of such total. If any Option granted under the Plan shall expire or terminate for any reason (other than surrender at the time of exercise of a related Stock Appreciation Right provided for in paragraph 9 hereof), without having been exercised in full, the unpurchased shares subject thereto shall again be available for Options to be granted under the Plan. Any shares of Stock that are used by Constructive or Actual Delivery as full or partial payment for the Exercise Price of an Option and/or the withholding taxes arising from the exercise of such Option, or that are withheld from the shares that would otherwise be issued upon exercise of such Option in full or partial payment of such withholding taxes, shall in each case be added to the aggregate number of shares of Stock available for issuance under this Plan.

5. ELIGIBILITY

The following persons shall be eligible to receive grants of Options and Stock Appreciation Rights under this Plan:

a) all executive and other key employees of the Company or of any subsidiary or affiliate of the Company who are designated as such by the Committee in its sole discretion;

b) directors of the Company who are regular employees of the Company or any such subsidiary or affiliate; and

c) key persons selected by the Committee in its sole discretion who render services to the Company or its subsidiaries or affiliates as consultants or advisors, but such persons shall only be eligible to receive Non-Qualified Options (including Restorative Options issued with respect to such Options).

6. TERMS OF OPTIONS

a) Duration. Each Option and all rights associated therewith, shall expire on such date as the Committee may determine, subject to earlier termination as provided herein. All Options granted under this Plan shall be granted on or before December 31, 2006, except for Restorative Options which may continue to be granted after December 31, 2006 until the expiration dates of the original Options to which such Restorative Options relate, subject to the limitations in the last sentence of Section 8.

b) Exercise Price. The Exercise Price of the Stock covered by each Option shall be determined by the Committee.

c) Vesting. Each Option granted under this plan shall vest and be exercisable in such installments, if any, during the period prior to its expiration date as the Committee shall determine, and, unless otherwise specified in an Option Agreement, no Option shall be exercisable for at least six months after grant except in the case of the death or Disability of the Participant.

d) Non-Transferability. Unless otherwise provided in an Option Agreement, an Option (and any accompanying Stock Appreciation Right) granted under the Plan shall, by its terms, be non-transferable by the Participant, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant (or, in the case of the incapacity of the Participant, by the Participant’s Representative) regardless of any community property interest therein of the spouse of the Participant, or such spouse’s successors in interest. If the spouse of the Participant shall have acquired a community property interest in such Option (or accompanying Stock Appreciation Right), the Participant, or the Participant’s Representative, may exercise the Option (or accompanying Stock Appreciation Right) on behalf of the spouse of the Participant or such spouse’s successors in interest.

e) Option Agreements. The terms of each Option granted pursuant to this Plan shall be evidenced by an Option Agreement in a form approved by the Committee and signed by both the Company and the Participant, except that a Restorative Option may be evidenced by a certificate reciting the essential terms of such Option and signed only by the Company.

7. EXERCISE OF OPTIONS

a) Notice by Participant. Each Participant (or such Participant’s Representative) who desires to exercise an Option shall give advance written notice of such exercise to the Company in such form as may be prescribed from time to time by the Committee.

b) Payment for Exercises. Before shares will be issued in connection with an Option exercise, the Exercise Price of an Option shall be paid in full: (i) by check payable to the order of the Company, (ii) by Constructive or Actual Delivery of Mature Shares, (iii) by wire transfer or other means acceptable to the Committee, (iv) if authorized by the Committee, by a promissory note made by the Participant in favor of the Company, upon such terms and conditions and secured by such collateral as may be required by the Committee, or (v) any combination of the foregoing acceptable to the Committee. Mature Shares used by Constructive or Actual Delivery to satisfy the Exercise Price of an Option shall be valued at their Fair Market Value on the date of exercise.

c) Partial Exercises. No Option may be exercised for a fraction of a share and no partial exercise of any Option may be made for less than fifty (50) shares unless the total number of shares covered by an Option is less than 50 at the time of exercise or unless an Option or Stock Appreciation Right is scheduled to expire within six months of the date of exercise.

d) Withholding Taxes. Upon the exercise of a Non-Qualified Option or a Stock Appreciation Right, the Company shall have the right to: (i) require such Participant (or such Participant’s Representative) to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such exercise, or (ii) deduct from all amounts paid in cash with respect to the exercise of a Stock Appreciation Right the amount of any taxes which the Company may be required to withhold with respect to such cash amounts.

Subject to the limitation set forth in the next sentence, a Participant or such Participant’s Representative may elect to satisfy all or any portion of the tax withholding obligations arising from the exercise of an Option or Stock Appreciation Right either by: (i) any of the methods described in Section 7(b), or (ii) directing the Company to withhold shares of Stock that would otherwise be issued pursuant to such exercise. With respect to exercises of Options and Stock Appreciation Rights granted on or after May 5, 1999, no Participant or Participant’s Representative shall have the right to utilize Constructive or Actual Delivery of Mature Shares or have shares of Stock withheld in excess of the minimum number required to satisfy applicable tax withholding requirements based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. Shares of Stock used in either of the foregoing ways to satisfy tax withholding obligations will be valued at their Fair Market Value on the date of exercise.

8. GRANT OF RESTORATIVE OPTIONS

Subject to the remaining provisions of this Section 8, if a Participant elects to pay some or all of the Exercise Price of an Option (the “Underlying Option”) and/or any related withholding taxes by Constructive or Actual Delivery of Mature Shares (or, in the case of such taxes, by directing the Company to withhold shares that would otherwise be issued upon exercise of such Underlying Option), then such Participant shall be granted a Restorative Option to purchase additional shares of Stock. The number of shares of Stock subject to the Restorative Option shall be equal to the sum of: (a) any Mature Shares used by Constructive or Actual Delivery to pay the Exercise Price and/or the related withholding taxes, and (b) any shares withheld in connection with the exercise in payment of withholding taxes. The Exercise Price of the Restorative Option shall be equal to one hundred percent (100%) of the Fair Market Value of the Stock on the date the Underlying Option is exercised. The Restorative Option shall be fully vested beginning six months after the date of its grant and shall expire on the expiration date of the Underlying Option. All other terms of the Restorative Option shall be identical to the terms of the Underlying Option. No Restorative Option shall be granted: (i) to any Participant who is not actively employed by the Company or one of its subsidiaries or affiliates on the date of exercise of the Underlying Option or who is not then rendering services to the Company or any such subsidiaries or affiliates as a consultant, advisor or director, or (ii) if, on the date of exercise of the Underlying Option such Option would be scheduled to expire within six months.

9. STOCK APPRECIATION RIGHTS

If deemed appropriate by the Committee, any Option may be coupled with a Stock Appreciation Right at the time of the grant of the Option, or the Committee may grant a Stock Appreciation Right to any Participant at any time after granting an Option to such

Participant but prior to the expiration date of such associated Option. Such Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose, provided that:

a) A Stock Appreciation Right shall be exercisable to the extent, and only to the extent, the associated Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the Option);

b) A Stock Appreciation Right shall entitle the Participant to surrender to the Company unexercised the Option to which it is related, or any portion thereof, and to receive from the Company in exchange therefor that number of shares (rounded down to the nearest whole number) having an aggregate value equal to the excess of the Fair Market Value of one share over the Exercise Price per share specified in such Option, multiplied by the number of shares subject to the Option, or portion thereof, which is so surrendered; and

c) The Committee may elect to settle, or the Stock Appreciation Right may permit the Participant to elect to receive (subject to approval by the Committee), any part or all of the Company’s obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash equal to the aggregate Fair Market Value of that part or all of the shares it would otherwise be obligated to deliver, provided that in no event shall cash be payable to an officer or director of the Company upon exercise of a Stock Appreciation Right: (i) if the Stock Appreciation Right was exercised during the first six months of its term; or (ii) unless the transaction is otherwise exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934.

10. HOLDING OF STOCK AFTER EXERCISE OF OPTION

At the discretion of the Committee, any Option Agreement may provide that the Participant, by accepting such Option, represents and agrees, for the Participant and the Participant’s permitted transferees, that none of the shares purchased upon exercise of the Option or any accompanying Stock Appreciation Right will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable state “blue sky” laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 or state blue sky law by such person.

11. CESSATION OF SERVICES

Unless otherwise specified in an Option Agreement or approved in writing by the Committee, if a Participant ceases to provide services to any of the Company, its subsidiaries and affiliates as an employee, director, consultant or advisor, other than as a result of the Participant’s Retirement, death or Disability, the Participant’s outstanding Options (and any accompanying Stock Appreciation Rights) shall, to the extent such Options are already vested, be exercisable for a period of 90 days after the date such Participant ceases to provide all such services and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a cessation of services for purposes of this paragraph, but no Option (or accompanying Stock Appreciation Right) may be exercised during any such leave of absence, except during the first 90 days thereof unless otherwise agreed to in writing by the Committee. If a Participant’s services as an employee, director, consultant or advisor are terminated for Substantial Cause, all of the Participant’s outstanding Options (and accompanying Stock Appreciation Rights) will terminate as of the date of such termination.

12. RETIREMENT, DEATH OR DISABILITY OF PARTICIPANT

a) Retirement. A Participant shall have one year from the date of Retirement in which to exercise all Options that are vested on the Retirement date, and all such Options which are not exercised within such one-year period shall expire and be of no further force or effect. All Options that were not vested on the date of Retirement will immediately expire and be of no further force or effect. The foregoing provisions shall apply equally to any Stock Appreciation Rights held by the Participant.

b) Death or Disability. Effective for original grants made hereunder on or after February 1, 2005, and for restorative grants relating to such original grants, upon a Participant’s death or Disability while employed by the Company or one of its subsidiaries or affiliates or while such Participant was providing services thereto as a director, consultant or advisor, all Options granted to such Participant that were outstanding but not vested on such date shall immediately vest, and the Participant (or his or her Representative) shall have one year from the date of death or the date the Participant first became Disabled in which to exercise all vested Options held by such Participant on such date. For original grants made hereunder prior to February 1, 2005, and for restorative grants relating to such original grants, upon the death or Disability of a Participant while employed by the Company or one of its subsidiaries or affiliates or while such Participant was providing services thereto as a director, consultant or advisor, the Participant’s outstanding Options shall expire one (1) year after the date of such death or Disability unless by their terms they expire sooner. During such period after the death of a Participant, such Options may, to the extent that they were vested but unexercised on the date of death, be exercised by the Participant’s Representative. The provisions of this Section 12(b) shall apply equally to any Stock Appreciation Rights held by the Participant.

13. PRIVILEGES OF STOCK OWNERSHIP

No Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of Stock issuable upon exercise of any Option or Stock Appreciation Right until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon the exercise of any Option or accompanying Stock Appreciation Rights unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933 (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of The Nasdaq Stock Market or any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

14. ADJUSTMENTS

If the outstanding shares of the Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options (and accompanying Stock Appreciation Rights) may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Option but with a corresponding adjustment in the Exercise Price for each share or other unit of any security covered by the Option. The share limit in Section 4 of this Amended and Restated Plan has been restated in accordance with this Section 14 to reflect the Company’s 2-for-1 stock split effective March 26, 1999.

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding Stock of the Company to another corporation, this Plan shall terminate; provided, however, that notwithstanding the foregoing, the Board shall provide in writing in connection with such transaction for any one or more of the following alternatives (separately or in combinations); (i) for each Option and any accompanying Stock Appreciation Rights theretofore granted to become immediately exercisable notwithstanding the provisions of Section 6(c) hereof, (ii) for the assumption by the successor corporation of the Options and Stock Appreciation Rights theretofore granted or the substitution by such corporation for such Stock Appreciation Rights theretofore granted or the substitution by such corporation for such Options and rights of new Options and rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the Options and any accompanying Stock Appreciation Rights therefore granted shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such Options and rights.

Adjustments under this paragraph shall be made by the Committee, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the plan on any such adjustment.

At the discretion of the Committee, any Option Agreement may contain provisions to the effect that upon the happening of certain events, including a change in control (as defined by the Committee in such Option Agreement) of the Company, any outstanding Options and accompanying Stock Appreciation Rights not theretofore vested shall immediately become vested and exercisable in their entirety, notwithstanding any of the other provisions of the Option.

15. AMENDMENT AND TERMINATION OF PLAN

The Board may at any time suspend or terminate the Plan or amend or revise the terms of the Plan. In the event that any provision of applicable law mandates that any such amendment or revision be approved by the Company’s shareholders, then such amendment or revision shall be submitted to such shareholders for approval or ratification within a time period that satisfies such law. In the case of other laws that require shareholder approval of amendments or revisions as a condition to receiving or preserving certain benefits (e.g., deductibility of certain compensation under Section 162(m) of the Code) or achieving a “safe harbor” status, the Board shall have sole discretion to determine whether or not to submit amendments and revisions to the Company’s shareholders for approval.

Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without specific action of the Board and the consent of the Option holder, in any way modify, amend, alter or impair any rights or obligations under any Option or accompanying Stock Appreciation Right theretofore granted under the Plan.

16. ARBITRATION.

The Committee may, as a condition to granting Options or Stock Appreciation Rights, require that a Participant agree in writing to submit all disputes or claims arising out of or relating to any such Options or Stock Appreciation Rights to binding arbitration in accordance with such terms as the Committee shall prescribe.